Exhibit 99.1

Cheniere Energy Inc. Agrees to Sell Capacity in Sabine Pass Terminal to Total

    HOUSTON--(BUSINESS WIRE)--Sept. 3, 2004--Cheniere Energy Inc. (AMEX:LNG) announced today that its wholly owned limited partnership, Sabine Pass LNG, L.P. ("Cheniere SP") has entered into a terminal use and related agreement with Total LNG USA, Inc. ("Total"), a subsidiary of Total SA (NYSE:TOT). Under the terms of the agreement, Total will receive the right to LNG regasification capacity of 1 billion cubic feet per day ("Bcf/d"), for a period of 20 years commencing no later than April 1, 2009. Total has the option to proceed with the transaction by electing to make an initial payment and to take other actions by November 15, 2004. If Total elects to proceed with the transaction, a second payment will be made upon the latter to occur of
(a) approval by the Federal Energy Regulatory Commission ("FERC") to build the Sabine Pass terminal and (b) completion of related financing for construction of the facility. The advance payments will be amortized as a reduction of Total's tariff over a ten-year period. Total also has the right to terminate this transaction if the preceding conditions are not satisfied by June 30, 2005. For additional information, please refer to the Cheniere Energy Inc. concurrent filing with the Securities and Exchange Commission of a Current Report on Form 8-K, which is posted on Cheniere's Web site under the "Investor Relations SEC Filings" link.
    Cheniere SP received its Draft Environmental Impact Statement from FERC on August 12, 2004, and should begin construction in the first quarter of 2005. The facility is designed to process 2.6 Bcf/d of LNG. Cheniere is also a 30% limited partner in Freeport LNG Development, L.P., a project which it began in 2000 and which received its final permit from FERC in July 2004.
    "Cheniere will be very pleased to have Total as a major customer of the Sabine Pass LNG facility," said Keith Meyer, president of Cheniere LNG Inc., a wholly owned subsidiary of Cheniere Energy. "With Total anchoring the Sabine Pass terminal, and the 1.5 Bcf/d capacity of Freeport LNG fully committed, Cheniere has sponsored two of the most commercially advanced LNG receiving terminals under development in the United States. The terminal development at Corpus Christi will soon follow which will provide Cheniere the ability to offer highly reliable service across a range of ship channels, unloading berths and downstream markets."
    Cheniere Energy Inc. is a Houston-based developer of liquefied natural gas receiving terminals and a Gulf of Mexico E&P company. Cheniere is developing Gulf Coast LNG receiving terminals near Sabine Pass, La., and near Corpus Christi, Texas. Cheniere is also a 30% limited partner in Freeport LNG Development, L.P., which is developing an LNG receiving terminal in Freeport, Texas. Cheniere conducts exploration for oil and gas in the Gulf of Mexico using a regional database of 7,000 square miles of PSTM 3D seismic data. Cheniere also owns 9% of Gryphon Exploration Company, along with Warburg, Pincus Equity Partners, L.P. which owns 91%. Additional information about Cheniere Energy Inc. may be found on its Web site at www.Cheniere.com, by contacting the company's investor and media relations department toll-free at 888-948-2036 or by writing to: Info@Cheniere.com.

    This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein are "forward-looking statements." Included among "forward-looking statements" are, among other things, (i) statements regarding Cheniere's business strategy, plans and objectives and (ii) statements expressing beliefs and expectations regarding the development of Cheniere's LNG receiving terminal business. Although Cheniere believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere's periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere does not assume a duty to update these forward-looking statements.

    CONTACT: Cheniere Energy Inc.
             David Castaneda, 888-948-2036
             E-mail: Info@Cheniere.com